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                                                                    Exhibit 12.1

M/I SCHOTTENSTEIN HOMES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                         For the Years Ended
                                                                 ----------------------------------------------------------------
(dollars in thousands)                                                  2001         2000         1999        1998         1997
                                                                 ----------------------------------------------------------------

Consolidated Pretax income before cumulative
  effect of change in accounting principle                             $85,042     $72,564      $68,780     $46,553      $29,422

Add (subtract) the excess (deficit) of distributions
  over earnings of equity investments                                      519        (434)        (156)        576          618

Fixed charges                                                           21,115      22,621       17,839      16,072       14,794

Interest capitalized                                                    (1,851)     (1,451)        (930)       (336)        (758)
                                                                 ----------------------------------------------------------------

    Earnings                                                          $104,825     $93,300      $85,533     $62,865      $44,076
                                                                 ----------------------------------------------------------------

Interest incurred                                                      $18,019     $19,805      $15,330     $13,464      $12,500

Interest within rental expense                                           3,096       2,816        2,509       2,608        2,294
                                                                 ----------------------------------------------------------------

    Fixed Charges                                                      $21,115     $22,621      $17,839     $16,072      $14,794
                                                                 ----------------------------------------------------------------

Ratio of Earnings to Fixed Charges                                        4.96        4.12         4.79        3.91         2.98
                                                                 ================================================================
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